As filed with the Securities and Exchange Commission, via EDGAR, on May 5, 2011

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Liberty Property Trust
(Exact name of Registrant as specified in its governing documents)

Maryland (State or other jurisdiction of incorporation or organization of Registrant)	23-7768996 (I.R.S. Employer Identification Number of Registrant)

500 Chesterfield Parkway, Malvern, Pennsylvania 19355
(610) 648-1700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James J. Bowes, Esquire
500 Chesterfield Parkway
Malvern, Pennsylvania 19355
(610) 648-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all correspondence to:

Justin W. Chairman, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares of Beneficial Interest, $0.001 par value	(1)(2)	(1)	(1)	$12,271(3)

(1)
This registration statement covers an indeterminate number of common shares. Information omitted in reliance on General Instruction II.E of Form S-3.

(2)
The prospectus that forms a part of this Registration Statement, as such prospectus may be amended or supplemented from time to time, is deemed to relate to the common shares being registered pursuant to this Registration Statement and, in accordance with Rule 429 under the Securities Act, to: (i) an indeterminate number of common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-148614; (ii) 2,500,000 common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-130948; (iii) 2,500,000 common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-125572, (iv) 1,000,000 common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-108040, (v) 3,461,590 common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-107482, and (vi) 2,000,000 common shares registered and issuable pursuant to the prior registration statement on Form S-3 of the Registrant, Commission File No. 333-118994.

(3)
Registration fees on 3,000,000 shares are being paid at the date hereof. Solely for the purpose of computing the registration fee on such shares, the maximum offering price per unit and the maximum aggregate offering price of such number of shares are being estimated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the common shares on the New York Stock Exchange on May 2, 2011. Such maximum offering price per unit is $35.23 and such maximum aggregate offering price of such number of shares is $105,690,000.

Registration fees on any additional shares offered pursuant to this registration statement are being deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933

           Pursuant to Rule 429 under the Securities Act, the prospectus that forms a part of this Registration Statement also relates to the common shares of the Registrant registered pursuant to the prior registration statements of the Registrant, Commission File Nos. 333-148614, 333-130948, 333-125572, 333-108040, 333-107482 and 333-118994.

PROSPECTUS

LIBERTY PROPERTY TRUST
DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

        This prospectus relates to our common shares, which we are offering for purchase under our Dividend Reinvestment and Share Purchase Plan. The plan, in which we offer participation through this prospectus, provides investors with a convenient and economic way to purchase our common shares of beneficial interest directly from us. If you hold common shares, you may reinvest all or a portion of the cash dividends paid on those shares. Some of the significant features of the plan are as follows:

  •
  If you participate in the plan, you may purchase our common shares at a discount of 3% of the then current market prices of the shares through the automatic reinvestment of the regular quarterly and any other cash dividends we pay on shares you already hold. The market price of the shares purchased is determined as described in Question 10 below.

  •
  If you participate in the plan, you may purchase additional common shares at the then current market prices of the shares through cash investments, subject to a minimum limit of $250 per month and a maximum limit of $10,000 per month.

  •
  If you do not already own our common shares, the plan's "open enrollment" feature allows you to participate in the plan by making an initial investment of at least $1,000 (but no more than $10,000, unless we waive this maximum limit) in our common shares at the then current market prices of the shares.

  •
  Common shares purchased directly from us pursuant to an optional cash investment of more than $10,000 (with prior written consent) may be priced at a discount from recent market prices (determined in accordance with the plan) ranging from 0% to 3%. The discount is initially expected to be 0%, but may be adjusted by us in our discretion at any time. No discount will be available for common shares purchased in the open market or in privately negotiated transactions.

  •
  You will not be charged brokerage commissions or service charges for purchases made under the plan.

  •
  If you participate in the plan, your record keeping will be simplified because you will receive periodic statements of your accounts.

  •
  If you hold shares through a broker or other nominee you may participate in the plan either by making an appropriate arrangement with the nominee or by having your shares transferred and registered in your name.

        Your participation in the plan is entirely voluntary. You may end your participation at any time. If you currently hold common shares and do not choose to participate in the plan you will continue to receive cash dividends as declared, in the usual manner.

        These common shares are traded on the New York Stock Exchange under the symbol "LRY."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2011.

ABOUT THIS PROSPECTUS

        This prospectus describes the common shares of beneficial interest of Liberty Property Trust, which is a real estate investment trust. Liberty Property Trust conducts substantially all of its business through Liberty Property Limited Partnership, its "Operating Partnership." When we use the terms "we," "us," "our," and the "Company," we are referring to the Trust, the Operating Partnership and their consolidated subsidiaries.

        As we describe below in the section entitled "Where to Find Additional Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our common shares, you should read this prospectus and the information we otherwise file with the SEC.

WHERE TO FIND ADDITIONAL INFORMATION

        We are required by federal securities laws to file certain information with the SEC. You can access this material on the SEC's Internet website, at http://www.sec.gov. You can also read and copy this material at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) 732-0330 for information on how the public reference room operates. In addition, the common shares are listed on the NYSE, and you can obtain our reports, proxy statements and other information about us at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

        We will also provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but is not delivered with this prospectus. Requests for copies should be directed to our Investor Relations department at:

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
Telephone No.: (610) 648-1700

        The SEC allows us to "incorporate by reference" into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.

        We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 until the offer of the common shares described in this prospectus is completed:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  (b)
  Our Current Reports on Form 8-K filed with the SEC on January 6, 2011 and March 3, 2011; and

  (c)
  The description of our common shares contained in our Registration Statement on Form 8-A registering the common shares under Section 12 of the Securities Exchange Act of 1934, filed with the SEC on June 8, 1994.

        This prospectus is part of a registration statement filed with the SEC under the Securities Act of 1933 to register the common shares that we may offer by this prospectus. Not all of the information in the registration statement appears in this prospectus. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices as described above.

        You should rely on the information that is in this prospectus, or incorporated by reference. You should not, however, assume that the information that appears directly in this prospectus is accurate or complete as of any date other than the date on the front cover of this prospectus.

THE COMPANY

        We are a self-administered and self-managed REIT that was formed to continue and expand the commercial real estate business of Rouse & Associates. Founded in 1972, Rouse & Associates developed and managed commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets of the United States. We provide leasing, property management, acquisition, development, construction and design management and other related services to our portfolio of industrial and office properties.

        Our executive offices are located at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets. Our corporate website is www.libertyproperty.com. We do not intend the information on our website to constitute part of this prospectus.

USE OF PROCEEDS

        We cannot determine the number of shares that will ultimately be purchased under the plan, or the prices at which these shares will be purchased. We will use the proceeds from the sale of shares under the plan to continue our real estate acquisition, development and investment activities and for other general corporate purposes.

DESCRIPTION OF THE PLAN

Purpose

1.
What is the purpose of the plan?

        The primary purpose of the plan is to provide holders of our shares, and other investors, with a convenient and economic method of reinvesting their dividends and making cash investments in our shares without paying any brokerage commissions or service charges in connection with purchases of our shares. In addition, purchases of shares directly from us under the plan will provide us with additional capital for general corporate purposes. Whether significant additional capital is raised may be affected, in part, by our decision to waive the limitations applicable to optional cash investments and by our decision to sell newly issued common shares to fulfill the requirements of the plan. See Question 12 regarding our criteria for granting a request for waiver.

Participation

2.
Who is eligible to participate?

        You may participate in the plan if you qualify as either of the following:

  •
  you are a "registered holder," a person whose shares are registered in our transfer books in your name, or

  •
  you are a "beneficial owner," a holder of shares who has beneficial ownership of shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee).

        Registered holders may participate in the plan directly. If you are not a registered holder, you may become a registered holder by having your shares transferred into your own name. The administrator has a program, in which we participate, through which you may become a registered holder. See "Direct Registration." If you wish to participate in the plan but do not wish to become a registered holder, you must make arrangements with your broker, bank or other nominee to participate in the plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on your request. See Question 5 for a discussion of the plan's enrollment procedures.

        If you are not currently a holder of our shares, you may participate in the plan by making an initial investment in shares, at the then current market price, of at least $1,000 but not more than $10,000, or more if we waive this maximum limit, through the plan's open enrollment feature. See Question 5 for a discussion of the open enrollment feature and Question 12 for a discussion of the request for waiver provisions.

        You may not transfer your right to participate in the plan to another person without also transferring your shares. If you reside in a jurisdiction where it is unlawful for us to permit your participation in the plan, you are not eligible to participate in the plan. Currently, we will not exclude you from the plan if you use it to engage in short-term trading or other arbitrage activities. We reserve the right to exclude you from the plan, however, if we encounter a pattern of trading that we consider abusive or objectionable.

        Regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the United States who wish to participate in the plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

Benefits and Limitations

3.
What are the primary benefits and limitations of the plan?

  The primary benefits of the plan are:

  •
  You may have the cash dividends on all or a portion of your shares reinvested automatically with us at a discount of 3% from the then current market prices of the shares.

  •
  You may invest in additional shares by making cash investments, subject to an individual minimum limit of $250 per calendar month for current shareholders and $1,000 for the initial investment by a non-shareholder, and an individual maximum limit of $10,000 per calendar month.

  •
  Shares purchased directly from us under the plan pursuant to a request for waiver may be issued at a discount to the market price without payment of brokerage commissions. Initially, optional cash investments of less than $10,000 will not be subject to a discount, but we reserve the right to grant a discount in the future.

  •
  You pay no brokerage commissions or service charges in connection with your purchases under the plan. See Question 23 for a discussion of payments of expenses under the plan.

  •
  Your reinvested cash dividends and cash investments will be fully invested because the plan provides for fractional shares, computed to three decimal places, to be credited to your account. Additionally, dividends on whole or fractional shares already participating in the plan will be reinvested automatically in additional shares and credited to your plan account.

  •
  You can avoid cumbersome safekeeping of share certificates for shares credited to your account.

  •
  Your record keeping will be simplified by periodic statements reflecting all current activity, including shares purchased and your latest plan account balance.

  The primary limitations of the plan are:

  •
  You must decide to make cash investments prior to the relevant "investment date" for those investments. The "investment date" concept is discussed in Question 8. Accordingly, your investments may be exposed to changes in market conditions. See Question 11 for a discussion of how cash investments are made.

  •
  The purchase price for the shares you purchase through the plan is based on the market prices for the shares during the relevant "pricing period." The "pricing periods" are described in Question 10. As a result, your purchase price may exceed (or be less than) the price of acquiring the shares on the open market on the related investment date. See Question 8 for a discussion of when shares will be purchased under the plan and Question 10 for a discussion of the purchase price of shares under the plan.

  •
  The administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). You should be aware that the share price of our shares may fall or rise during the period between a request for sale, its receipt by the administrator, and the ultimate sale in the open market. The administrator will not be liable for any claim arising out of failure to sell shares on a certain date or at a specific price. You should carefully evaluate this risk as it is borne solely by you. There may also be delays between your instruction to withdraw shares held under the plan and your receipt of those shares. See Question 15 for a discussion of how shares are sold under the plan, and Question 17 for a discussion of how you withdraw from the plan.

  •
  You will not be paid interest on funds held by the plan's administrator pending investment. See Question 11 for a discussion of how the administrator will purchase shares.

  •
  By reinvesting your cash dividends, you will be treated for federal income tax purposes as having received taxable income on the dividend payment date. These dividends may give rise to a tax payment obligation without providing you with immediate cash to pay the tax obligation when it becomes due. See Question 19 for a discussion of your principal federal income tax consequences of participating in the plan.

  •
  You may not pledge shares deposited under the plan.

        Neither we nor the administrator can assure a profit or protect against a loss on shares you purchase under the plan.

Administration and Interpretation

4.
Who will administer and interpret the plan?

        Wells Fargo Shareowner Services, or any successor administrator as we designate, will serve as administrator of the plan. The administrator: (a) acts as your agent, (b) keeps records of your accounts, (c) sends you regular account statements and (d) performs other duties relating to the plan. Shares purchased for you under the plan will be held by the administrator on your behalf, unless and until you request that a share certificate for your shares be issued, as described in Question 14. The administrator also serves as dividend disbursement agent, transfer agent and registrar for the shares. You may contact the administrator using the following information:

Plan Requests should be mailed to:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified/ Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139

General Information:
Fax: 651-450-4085
Tel: 1-800-944-2214
Tel: 651-450-4064 (outside the United States)
An automated voice response system is available 24 hours a day, 7 days a week.
Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m.,
Central Standard Time, Monday through Friday

Internet:
General Inquiries and Account Information- www.shareowneronline.com

        When communicating with the administrator, please provide your daytime telephone number.

        We have the right to interpret and establish procedures for the administration of the plan. Our interpretations and procedures will be final, conclusive and binding.

Enrollment

5.
How and when may I enroll in the plan and become a participant?

        If you are a registered holder, you may enroll in the plan and become a participant by completing and signing the enclosed authorization form and returning it to the administrator at the address set forth in Question 4. The authorization form appoints the administrator as your agent for purposes of the plan. Please review the authorization form for additional information. You may obtain an additional authorization form at any time from the administrator. If your shares are registered in more than one name (as joint tenants, trustees, etc.), all registered holders of the shares should sign the authorization form exactly as their names appear on the account registration.

        If you are a beneficial owner but not a record holder of shares, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the plan on your behalf.

        If you are not currently a holder of shares and you wish to use the plan's open enrollment feature, you may enroll in the plan by completing and signing an enrollment form and returning it to the administrator together with your initial investment for the purchase of at least $1,000 but not more than $10,000 of shares. If you are a beneficial owner of shares, and a nominee holds those shares through a securities depositary, your nominee is also required to provide a broker and nominee form to the administrator to participate in the cash investment portion of the plan. Enrollment forms and broker and nominee forms are available from the administrator. See Question 11 for procedures on making cash investments. Investments made through the open enrollment feature will be made in the manner described for cash investments.

        You may enroll in the plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the plan is terminated. See Question 17 regarding withdrawal from the plan and Question 26 regarding termination of the plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another authorization form, and execute a stock power form to change the registration of your plan account, in order to continue participation.

6.
What are my participation options and what does the authorization form provide?

        Through the authorization form you can provide for the purchase of shares through the following investment options:

        "Full Dividend Reinvestment" This option directs the administrator to invest in accordance with the plan all dividends on all shares you then or subsequently own, and also all dividends on your whole and fractional plan shares.

        "Partial Dividend Reinvestment" This option directs the administrator to invest in additional shares, in accordance with the plan, all cash dividends on a percentage (chosen by you) of both your plan shares and shares held by you in physical certificate form. You may elect percentages from 10-90 in increments of 10%. If you elect partial dividend reinvestment, you will receive checks from us for dividends, when declared and paid, only for those shares not subject to dividend reinvestment.

        "Cash Investments" This option permits you to make cash investments. You may direct the administrator to apply your cash investments of at least $250 but not more than $10,000 per month towards the purchase of additional shares in accordance with the plan. If you select this option, you will continue to receive dividends on all shares you own.

        You may change your reinvestment option at any time by sending written notice to the administrator, or via internet or telephone. See "Internet and Telephone Privileges." Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

        We recommend that if you are a nominee firm holding shares in your own street name (i.e., shares not held for you by The Depository Trust Company or some other depositary) you use this option, even if you wish to participate with respect to all of the shares you own at the time of enrollment.

        See Question 17 regarding notification of withdrawal to the administrator. See Question 25 regarding the plan's treatment of shares issued in stock splits or stock dividends and shares acquired on the exercise of rights.

        If you return a properly executed authorization form to the administrator without selecting an investment option, you will be enrolled as having selected full dividend reinvestment.

7.
When will my participation in the plan begin?

        Your participation as to dividend reinvestments or cash investments will begin with the next investment date (referred to in Question 8) after the administrator receives your authorization or enrollment form, as appropriate, subject to satisfaction of the following requirements. If the administrator receives your authorization form between the record date and the payment date of a quarterly dividend, your participation will begin with the following dividend. For cash investments to be made on any investment date, the administrator must receive your authorization form and your funds to be invested on or before 5:00 p.m., central time, on the "cash due date," the date that is two full trading days prior to the investment date in the case of cash investments of $10,000 and less, and one full trading day prior to the investment date in the case of cash investments made pursuant to a request for waiver. See Question 8 for a further discussion of timing. For example, if the purchase from cash investments is to be made on a Thursday, the administrator must receive the funds by 5:00 p.m., central time, on the preceding Monday in the case of an investment of $10,000 or less, or the preceding Tuesday, in the case of an investment made pursuant to a request for waiver. If your authorization form and your funds to be invested are received after an applicable cash due date, the administrator will retain your cash investment and will invest the money on the next investment date. The administrator will not pay interest on the funds held until the next investment date.

Purchases

8.
When will my shares be purchased under the plan?

        If the administrator is purchasing your shares with reinvested dividends, your shares will be purchased on the dividend payment date, or if that date is not a trading day, then on the next succeeding trading day. The date on which the administrator purchases your shares is sometimes referred to in the plan as the "payment date." A trading day means a day on which trades in shares are reported on the principal market for those shares. If the administrator is purchasing your shares with cash investments, your shares will be purchased on the 15th day of the month, or if that date is not a trading day, then on the next succeeding trading day.

        You should be aware that when the administrator is purchasing shares on the open market, regulations may require the administrator to make the purchases on a date later than the date specified by the plan.

        The administrator must receive the funds for cash investments on or before the cash due date. See Question 7 for a discussion of the cash due date.

        The date on which the administrator purchases shares from us, or the first date on which the administrator purchases shares in the open market, with respect to any dividend reinvestment or cash investment is sometimes referred to in the plan as the "investment date" for the shares purchased in connection with that dividend reinvestment or cash investment.

        We cannot give you any assurance regarding the declaration or payment of dividends, and nothing contained in the plan obligates us to declare or pay any dividends. The plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to be determined by our board of trustees based upon our earnings, financial condition and other factors.

9.
What is the source of shares to be purchased under the plan?

        Shares purchased through the plan may be newly issued shares purchased directly from us, shares purchased through routine open market transactions or shares acquired by a combination of such methods. We will determine the source of the plan purchases, which may vary from time to time.

10.
At what price will my shares be purchased?

        Shares purchased through the plan directly from us with reinvested dividends will be acquired at a price to you equal to the average of the daily high and low sales prices of the shares as reported on the NYSE for the "dividend reinvestment pricing period," the five trading days immediately preceding the applicable investment date, discounted 3%. We reserve the right to change any discount offered on common shares purchased with reinvested dividends.

        Shares purchased through the plan directly from us with cash investments of less than $10,000 will be acquired at a price to you equal to 100% of the average of the daily high and low sales prices of the shares as reported on the NYSE for the "cash investment pricing period," the five trading days immediately preceding the applicable investment date. We reserve the right to grant a discount in the future for these investments.

        Shares purchased through the plan on the open market with reinvested dividends will be acquired at a price to you equal to the average price paid by the administrator for shares purchased through the plan in the open market purchases discounted 3%. We will supply funds to the administrator to make up this discount.

        Shares purchased through the plan on the open market with cash investments will be acquired at a price to you equal to the average price paid by the administrator for shares purchased through the plan in the open market purchases.

        Shares purchased pursuant to a request for waiver (as described below) may reflect a waiver discount of 0% to 3% from the market price and will be based on the average of the daily high and low sales prices of the common shares on the NYSE during a pricing period consisting of five trading days preceding the investment date. Shares purchased pursuant to a request for waiver are also subject to a threshold price provision, as described below.

        The price to you for shares purchased through the plan, whether directly from us or in open market transactions, is sometimes referred to as the "purchase price" for such shares.

        Although we will pay all brokerage fees on shares purchased on the open market, for tax purposes, these fees will be considered as additional taxable dividend income to you. See Question 19 for a discussion of the principal federal income tax consequences of participating in the plan. These fees are not expected to be substantial.

11.
How are my cash investments made?

        If you are a registered holder of shares, including a broker, bank or other nominee with respect to shares registered in your name on behalf of a beneficial owner, and you have submitted an appropriately completed and signed authorization form, you are eligible to make cash investments at any time. If you are a broker, bank or other nominee, and you are a holder on behalf of a beneficial owner, you must use broker and nominee form for cash investments if you hold the shares in the name of a securities depositary.

        We will transmit certificates for shares purchased through cash investments as you direct. If you elect the full dividend reinvestment option, all of your shares purchased through cash investments will become participating shares automatically and future cash dividends on those shares will be reinvested through the plan. If you elect any other participation option, the cash dividends on your shares will be sent directly to you and will not be reinvested automatically through the plan (unless you enroll those shares in the plan later). If you do not currently own shares you may make an initial investment through the open enrollment provision described in Question 2.

        If you are a beneficial owner, the broker and nominee form provides the sole means through which a broker, bank or other nominee holding shares on your behalf in the name of a securities depository may make cash investments on your behalf. A broker, bank or other nominee must deliver a broker and nominee form to the administrator at the address specified in Question 4 each time the broker, bank or other nominee transmits a cash investment on your behalf. The administrator will furnish broker and nominee forms upon request.

        The administrator will apply all cash investments which are received by the close of business on the cash due date to the purchase of shares at the time specified in Question 8. The administrator will retain cash investments received after the applicable cash due date and invest those investments on the next investment date. No interest will be paid on cash investments held pending investment or received after the applicable cash due date. During the period that an optional cash investment is pending, the collected funds in the possession of the administrator may be invested in certain "permitted investments." For purposes of the plan, "permitted investments" shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the administrator or for which the administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such permitted investments shall be the responsibility of the administrator. Investment income from permitted investments shall be retained by the administrator.

        We suggest therefore that any cash investments you wish to make be sent so as to reach the administrator as close as possible, but prior to, the related cash due date. If you have any questions regarding the cash due date you should contact the administrator at the address or telephone number set forth in Question 4.

        You may make investments by submitting a check in the amount of your investment in accordance with this and the following paragraphs or by enrolling in the automatic cash withdrawal and investment service described below. All cash investments made by check should be made payable to Wells Fargo Shareowner Services and delivered to the administrator at the address listed in Question 4. All cash investments should be checks or money orders drawn from a U.S. bank in U.S. funds. You may make other forms of payment, such as wire transfers, but only if approved in advance by the administrator. You should address all inquiries regarding other forms of payment, and all other written inquiries, to the administrator.

        The Automatic Cash Withdrawal and Investment Service is a convenient method to have money automatically withdrawn from your checking or savings account each month and invested in your plan account, thus eliminating the need to write and mail checks. To take advantage of this feature, go online (see "Internet and Telephone Privileges") or complete the appropriate section on the authorization form. Authorization forms or changes must be received 15 business days prior to the scheduled investment date for Automatic Cash Withdrawal and Investment Service accounts. Automatic investment withdrawals are typically made from checking and savings accounts on the 10th of each month. The minimum withdrawal amount is $250 per month and the maximum withdrawal amount is $10,000 per month.

        Your bank statement will show the details of each automatic withdrawal and you can stop the Automatic Cash Withdrawal and Investment Service by going online, telephoning if you have authorized telephone transactions for your account, or writing to the administrator at the address set forth in Question 4. To be effective with respect to a particular investment date, your request to terminate the automatic withdrawal feature must be received by the administrator at least 15 business days prior to the investment date.

        If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, Wells Fargo will remove from your account any shares purchased upon prior credit of such funds, and will sell these shares. The administrator may sell other shares in the account to recover the $35 returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the administrator.

        You are under no obligation to make additional cash investments.

        You may obtain the return of any cash investment upon request received by the administrator on or before the second business day prior to the date on which it is to be invested.

12.
What limitations apply to my cash investments?

        Optional cash investments made by shareholders are subject to a $250 minimum, and a $10,000 maximum per month. Initial optional cash investments made by non-shareholders are subject to a $1,000 minimum, and a $10,000 maximum per month. We reserve the right to waive this monthly maximum (see the discussion below concerning requests for waivers).

        These monthly limits apply both to investments you make alone and to investments you make with a related or associated group participating in the plan. Cash investments of less than the applicable monthly minimum or in excess of the monthly maximum will be returned to you, without interest.

        Request for Waiver.    Optional cash investments in excess of $10,000 per month may be made only pursuant to a request for waiver that we accept. Because of certain tax concerns which we have as a REIT, however, a request for waiver may only be considered for investors who certify that they are not participating in the dividend reinvestment component of the plan. Participants who wish to submit an optional cash investment in excess of $10,000 for any investment date must obtain our prior written approval and a copy of such written approval must accompany any such optional cash investment. To obtain a request for waiver form, please call our Vice President—Investor Relations at (610) 648-1704. Once completed, you should return the request for waiver form to our Vice President—Investor Relations via facsimile at (610) 644-4129 by 10:00 a.m. eastern time on the day that is at least two business days prior to the first day of an applicable pricing period. If we have approved your request for waiver, then you must send to the administrator of the plan a copy of our written waiver approval along with your optional cash investment of greater than $10,000. We have sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a request for waiver, we will consider relevant factors including, but not limited to, whether the plan is then acquiring newly issued shares directly from us or acquiring shares in the open market or in privately negotiated transactions from third parties, our need for additional funds, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds, the purchase price likely to apply to any sale of common shares, the participant submitting the request, the extent and nature of such participant's prior participation in the plan, the number of common shares held of record by such participant and the aggregate amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted by all participants. If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests by any method that we determine to be appropriate. With regard to optional cash investments made pursuant to a request for waiver, the plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that may be purchased pursuant.

        We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of common shares for any reason whatsoever including elimination of practices that are not consistent with the purposes of the plan.

        Threshold Price.    We may establish for any pricing period a minimum "threshold price" applicable to optional cash investments made pursuant to a request for waiver. At least three business days prior to the first day of the applicable pricing period, we will determine whether to establish a threshold price, and if a threshold price is established, its amount, and will so notify the administrator of the plan. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs.

        If established for any pricing period, the threshold price will be stated as a dollar amount that the average of the high and low sale prices of the common shares on the NYSE for each trading day of the relevant pricing period must equal or exceed. In the event that the threshold price is not satisfied for a trading day in the pricing period, then that trading day will be excluded from the pricing period and all trading prices for that day will be excluded from the determination of the purchase price. A day will also be excluded if no trades of common stock are made on the NYSE for that day. Thus, for example, if the threshold price is not satisfied for three of the five trading days in a pricing period, then the purchase price will be based upon the remaining two trading days in which the threshold price was satisfied.

        In addition, a portion of each optional cash investment will be returned for each trading day of a pricing period in which the threshold price is not satisfied or for each day in which no trades of common shares are reported on the NYSE. The returned amount will equal one-fifth of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the threshold price is not satisfied. Thus, for example, if the threshold price is not satisfied or no such sales are reported for three of the five trading days in a pricing period, 3/5 (i.e., 60%) of such optional cash investment will be returned to the participant without interest.

        The establishment of the threshold price and the possible return of a portion of the investment apply only to optional cash investments made pursuant to a request for waiver. Setting a threshold price for a pricing period shall not affect the setting of a threshold price for any subsequent pricing period. For any particular month, we may waive our right to set a threshold price. Neither we nor the administrator of the plan shall be required to provide any written notice to participants as to the threshold price for any pricing period. Participants may, however, ascertain whether a threshold price has been set for any given pricing period by telephoning our Vice President—Investor Relations at (610) 648-1704.

        Waiver Discount.    Each month, at least three business days prior to the first day of the applicable pricing period, we may establish a discount from the market price applicable to optional cash investments made pursuant to a request for waiver. This waiver discount may be between 0% and 3% of the purchase price and may vary each month, but once established will apply uniformly to all optional cash investments made pursuant to a request for waiver for that month. The waiver discount will be established in our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Participants may obtain the waiver discount applicable to the next pricing period by telephoning our Vice President—Investor Relations at (610) 648-1704. Setting a waiver discount for a particular month shall not affect the setting of a waiver discount for any subsequent month. The waiver discount will apply to the entire optional cash investment and not just the portion of such investment that exceeds $10,000. The waiver discount will apply only to optional cash investments of $10,000 or more, but we reserve the right to establish, in the future, a discount from the market price for optional cash investments of $10,000 or less and we reserve the right to change the discount for reinvestment of cash dividends.

13.
What if I have more than one account?

        For the purpose of the limitations discussed in Question 12, we may aggregate all of your cash investments if you have more than one account. We may aggregate the cash investments for all accounts using the same social security or taxpayer identification number. However, if you have multiple holdings in your own name and through nominees, a separate authorization form must be submitted for each holding. See the last paragraph of Question 6.

        For the purpose of these limitations, all plan accounts which we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that cash investments for each account would be consistent with the purposes of the plan, we will have the right to aggregate all of these accounts and to return, without interest, within 30 days of receipt, any amounts exceeding the investment limitations applicable to a single account received in respect of all of these accounts.

Certificates

14.
Will I receive certificates for share purchases?

        The administrator will hold all plan shares together. This protects against the loss, theft and destruction of certificates. Upon your written request, the administrator will have certificates issued and delivered to you for any whole shares credited to your account. Certificates will be issued only in the same names as the names enrolled in the plan. In no event will certificates for fractional shares be issued.

Sale of Shares

15.
Can I sell shares I hold under the plan?

        You may request in writing, at any time, that the administrator sell all or any part of the shares held in your plan account. Upon receipt of your written instructions, the administrator will sell the plan shares you designate and will remit to you a check for the proceeds of the sale, less your share of brokerage commissions, service charges and any applicable taxes. The administrator must receive your written instructions to sell shares at least five trading days before the sale of those shares. The administrator will sell shares at least once per week in routine open market transactions at the shares' then current market prices in transactions carried out through one or more brokerage firms. The administrator will impose a service charge ($15 per transaction plus applicable brokerage commissions) in connection with these sales which will be deducted from your proceeds of the sale. You should be aware that if there are any legal restrictions on or limitations on your right to sell shares publicly (e.g., because you are a controlling person of our company), the administrator is not obligated to sell your shares.

        If submitting a request to sell all or part of your shares, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued. See Question 23 for a discussion of expenses under the plan.

        You may withdraw all or a portion of the shares from your plan account by notifying the administrator in writing to that effect and specifying in the notice the number of whole shares to be withdrawn. Certificates for the whole shares of Common Stock so withdrawn will be issued to you. In no case will certificates for fractional shares be issued. If you are reinvesting dividends on shares registered in your name, dividends with respect to shares withdrawn from your account will continue to be reinvested unless you thereafter submit a signed written request canceling your participation in the dividend reinvestment feature of the plan.

Reports

16.
What reports will be sent to me?

        Unless you are participating in the plan through your broker, bank or other nominee, you will receive from the administrator a detailed statement of your plan account following each dividend payment and account transaction. These detailed statements will show:

  •
  total cash dividends received

  •
  total cash investments received

  •
  total shares purchased (including fractional shares)

  •
  price paid per share

  •
  total shares sold

  •
  price obtained per share

  •
  total shares you hold in the plan

  •
  any other appropriate information

        You should retain these statements to determine your tax cost basis for shares purchased. If you are participating in the plan through your broker, bank or other nominee, you should contact that entity regarding a statement of your interests in the plan.

Withdrawal

17.
How may I withdraw from participation in the plan?

        You may terminate your enrollment in the plan by giving the administrator written notice, and thereafter all dividends will be sent to you or to the nominee through which your shares are held. In order to terminate your participation prior to any dividend payment date, the administrator must receive your written notice by the record date for that dividend payment. To be effective with respect to a particular investment date, your request to terminate the Automatic Cash Withdrawal and Investment Service must be received by the administrator at least 15 business days prior to the scheduled investment date for Automatic Cash Withdrawal and Investment Service accounts. Upon termination, certificates for any whole shares will be issued in your name or, upon receipt of written instructions, shares will be sold for you. See Question 15 regarding the sale of shares. Any fractional shares held in the plan at the time of your termination will be converted into cash on the basis of the then current market prices of the shares. If your request to terminate from the plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the plan.

18.
Will my participation in the plan end automatically on my death or incompetence, or in any other circumstances?

        Your participation in the plan will not terminate automatically upon your death or incompetence, even if we, or the administrator, are aware of your death or incompetence. However, your legal representative or successor may terminate further participation in the plan at any time.

        At our direction, the administrator can terminate your participation in the plan if you do not own at least one full share in your name or held through the plan.

Federal Income Taxes

19.
What are the principal federal income tax consequences of my participation in the plan?

        The following discussion summarizes the principal federal income tax consequences, under current law, of participating in the plan and does not constitute tax advice. Changes in the law, administrative rulings or judicial interpretations may adversely affect the tax principles outlined in this summary. The summary does not address the special tax consequences that may be applicable to you if you are subject to special tax treatment (including as a tax-exempt organization, broker dealer, or a foreign shareholder). You should consult with your tax advisor for further information with respect to the federal, foreign, state, and local tax consequences of your participation in the plan.

COMPLIANCE WITH EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

        Effective January 1, 2012, the plan qualifies as a DRP under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which enables participants to use the "average basis method" when determining the tax basis of any shares sold. As a result, in order to participate in the plan, you must elect to reinvest a minimum of 10% of the dividends (if any) paid on shares held in the plan.

        This plan assumes that each participant will use the first-in, first-out "FIFO" method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the administrator. Participants may designate their preference for "specific identification" cost basis at any time or, effective January 1, 2012, may designate their preference for the "average basis method."

        Classification of Distributions to Shareholders.    Distributions to shareholders are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Amounts treated as dividends received from REITs are generally not eligible for the reduced tax rates (with a maximum rate of 15%) for corporate dividends received by individuals and certain other non-corporate U.S. shareholders through 2012. To the extent that the amount distributed by us exceeds our current and accumulated earnings and profits, the distributions will be first treated as a return of capital to you to the extent of your tax basis in the shares with respect to which distributions are being made, with any excess taxable as capital gain.

        Reinvestments by Shareholders.    You will be treated for federal income tax purposes as having received distributions equal to the fair market value of the shares purchased for you on the investment date. The fair market value on the investment date may differ from the purchase price (which is used to determine the number of shares acquired). The amount taxable as a dividend, as mentioned above, will depend on our current and accumulated earnings and profits. Your tax basis in the shares acquired under the plan will be equal to the amount treated as a distribution for federal income tax purposes.

        If you are a corporate shareholder, dividends paid to you, including the amounts taxable as dividends to you as a corporate shareholder under the plan, will not be eligible for the corporate dividends-received deduction for federal income tax purposes.

        Optional Cash Payments.    Upon purchasing shares from us with a cash investment, you will generally be treated for federal income tax purposes as having received a distribution to the extent the fair market value of the shares acquired on the investment date exceeds your cash investment. The fair market value on the investment date may differ from the purchase price (which is used to determine the number of shares acquired). Your tax basis in the shares acquired will be equal to the amount treated as a distribution for federal income tax purposes plus the amount of the cash payment you made.

        In addition to the treatment of reinvestments by shareholders and optional cash payments described above, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by us on your behalf in connection with purchases of shares on the open market will generally constitute a distribution to you for federal income tax purposes. The holding period for shares acquired through the plan will begin the day after the investment date.

        Receipt of Share Certificates and Cash.    You will not realize any taxable income upon the receipt of a certificate for full shares credited to your account pursuant to the plan. You will, however, generally recognize gain or loss when you sell or exchange shares received from the plan or when a fractional interest of yours is liquidated. Such gain or loss will equal the difference between the amount which you receive for the shares and your tax basis in such shares.

        Withholding.    We will comply, as will the administrator, with all applicable IRS requirements concerning the filing of information returns, including providing you with payee and other tax statements required to be provided to investors for tax purposes for each calendar year. With respect to dividends of yours which are subject to federal income tax withholding, we will comply, as will the administrator, with all applicable IRS requirements concerning the withholding of tax, and the amount of any cash distribution reinvested will, in each case, be after any reduction necessary to comply with the applicable withholding requirements.

Other Provisions

20.
What happens if I dispose of or acquire additional shares?

        If you elect to have all dividends automatically reinvested in the plan and you subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue on all of your retained shares as long as there are shares registered in your name or held for you in the plan by the administrator or until termination of your enrollment in the plan. Similarly, if you elect the full dividend reinvestment option and you subsequently acquire additional shares registered in your name, the dividends paid on the additional shares will be invested automatically until termination of your enrollment in the plan or until you give other instructions. If, however, you elect the partial dividend reinvestment option and you subsequently acquire additional shares which are registered in your name, the dividends paid on the additional shares will not be invested automatically under the plan. See Question 6 for a discussion of your participation options under the plan. If you elect partial dividend reinvestment and you subsequently sell shares, reinvestment will continue on the full number of your participating shares as long as you own at least the number of participating shares you previously specified, or on the number of shares you continue to own, if you own less than the number previously specified.

21.
May I pledge shares in the plan?

        You may not pledge shares you hold in the plan, and any purported pledge will be void. If you wish to pledge your shares, you must first withdraw the certificates from the plan.

22.
How will my shares be voted?

        In connection with the exercise of your shareholder voting rights, you will receive proxy materials enabling you to vote shares you hold directly and the shares held for your account by the administrator. All shares held by the administrator will be voted as you designate on the proxy card. If you do not vote by proxy or in person and do not otherwise instruct the plan to the contrary, shares held for your account by the administrator will not be voted. If you own shares not deposited with the administrator, you will vote those shares in the normal manner, even if they are participating shares; the administrator will not be involved in the voting of these shares.

23.
Who pays the expenses of the plan?

        There are no brokerage commissions or service charges on shares purchased from us for your account. We will pay brokerage fees on shares purchased on the open market for your account and, for tax purposes, these fees will be considered as additional dividend income to you. We will pay all costs of administering the plan, except as stated below, and except for brokerage commissions and the administrator's $15 service fee in connection with sales under the plan and the costs of any broker, bank or other nominee (other than the administrator) which holds shares on your behalf. When whole or fractional shares are sold for your account, the administrator will first deduct any applicable brokerage commissions, the $15 service fee, and any required backup withholding and taxes before remitting the balance to you. The administrator will charge nominal fees for various services, including, but not limited to, an enrollment fee, sales of shares, preparing transcripts of accounts (in addition to normal monthly statements) and other special requests. These charges must be borne by you. A fee schedule is set forth below:

Enrollment Fee	$15.00

Certificate Issuance	Company paid
Certificate Deposit	Company paid

Investment Fees
dividend reinvestment service fee	Company paid
optional cash investment service fee	Company paid
automatic withdrawal service fee	Company paid
purchase commission	Company paid

Sale Fees
service fee	$15.00 per transaction
sale commission	$0.12 per share
direct deposit of net sale proceeds	$5.00 per transaction

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$35.00 per item

Prior Year Duplicate Statements	$15.00 per year

24.
What are your responsibilities, and the responsibilities of the administrator, under the plan?

        Neither we nor the administrator have any duties, responsibilities or liabilities except those expressly set forth in the plan, or as imposed by applicable legal requirements, including without limitation the federal securities laws. See "Limitation of Liability." You should recognize that we cannot assure a profit or protect against a loss on the shares purchased for you under the plan.

25.
What happens if you issue a share dividend or declare a share split or make a rights offering?

        Any shares distributed by us as a result of a share dividend or a share split on plan shares held for you under the plan will be credited to your account as additional plan shares. It is understood that any share dividends or share splits distributed by us on shares held by the administrator for you will be credited to your account. If you send in a notice of termination or a request to sell to the administrator between the record date and the payable date for a share distribution, the request will not be processed until the share distribution has been credited to your account.

        In the event that we make rights available to holders of our shares to purchase additional shares or other securities, the rights issuable with respect to your plan shares will be distributed directly to you, and you will be free to exercise or otherwise dispose of those rights. If you have elected the full dividend reinvestment option, any shares you acquire on the exercise of the rights will automatically become participating shares. If you have elected the partial dividend reinvestment option, any shares you acquire by the exercise of the rights will not become participating shares unless you subsequently enroll those shares under the plan.

26.
May the plan be changed or terminated?

        We intend the plan to continue indefinitely. However, we reserve the right to amend, modify, suspend or terminate the plan at any time. We will notify you in writing of any material changes in the plan.

DIRECT REGISTRATION

        We are a participant in the Direct Registration System (DRS). DRS is a method of recording shares in book-entry form. Book-entry means that your shares are registered in your name on our books without the need for physical certificates and are held separately from any plan shares you may own. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. With DRS, shareholders can:

  •
  Eliminate the risk and cost of storing certificates in a secure place

  •
  Eliminate the cost associated with replacing lost, stolen, or destroyed certificates

  •
  Move shares electronically to their broker

How to Begin

        If you enroll in the DRS program, any future share transactions will be issued to you in book-entry form, rather than as physical certificates, unless you otherwise specified. You may enroll in the DRS program by converting any share certificate(s) you are currently holding into book-entry form. Send the share certificate(s) to Wells Fargo Shareowner Services with a request to deposit them to your DRS account. There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and because you bear the risk of loss when sending a certificate through the mail, we recommend sending your certificate(s) registered insured mail for 2% of the current market value.

Optional Mail Loss Insurance

        Please be advised that choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

        As the administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Mail loss insurance covers the cost of the replacement surety bond only. Replacement transaction fees may also apply. To take advantage of the optional mail loss insurance, simply include your $10.00 check, made payable to WFSS Surety Program, along with your certificates and instructions.

        To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

        The value of certificate shares is based on the closing market price of the common stock on the trading day prior to the documented mail date. Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

Electronic Share Movement

        You may choose to have a portion or all of your full book-entry or plan shares delivered directly to your broker by contacting your broker/ dealer. When using your broker to facilitate a share movement, provide them with a copy of your DRS account statement.

INTERNET AND TELEPHONE PRIVILEGES

        You may access your account information and perform transactions on the internet or via the telephone.

Internet Privileges

        We encourage you to access your account information online to perform transactions.

        Accounts that are registered in the name of an investment club, corporation or partnership will not be allowed online access. Please note: additional access restrictions may apply.

        For current shareholders of record:    Go to www.shareowneronline.com and click on "Sign Up Now!" under "I am a Current Shareowner." You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

        For non-shareholders of record (new investors):    Go to www.shareowneronline.com and click on "Direct Purchase Plan," under the column titled Invest in a Plan. Next, simply click on "Invest Now" under the column New Investors for Liberty Property Trust. Then follow instructions on the "Buy Shares" page.

        After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

        Once you have activated your account online, you can also:

  •
  Change your reinvestment option

  •
  Authorize, change or stop your Automatic Cash Withdrawal and Investment Service

  •
  Consent for electronic delivery of statements including tax forms

  •
  Sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less

Telephone Privileges

        To establish automated telephone privileges, please contact the administrator and request an Automated Request Authorization form. See Question 4 for instructions on contacting the administrator.

        Once you have established automated telephone privileges on your account, you can:

  •
  Change the amount of or stop automatic monthly bank withdrawals;

  •
  Change your dividend reinvestment option (for example, from full to partial dividend reinvestment);

  •
  Sell some or all of your plan shares if the current market value of the shares to be sold is $25,000 or less; and

  •
  Request a certificate for some or all full shares in the plan, but only if the current market value of the shares to be issued is $50,000 or less.

LIMITATION OF LIABILITY

        In administering the plan, neither we, the administrator nor any independent agent are liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for participants. Selling participants should be aware that the share price of our common shares may fall or rise during the period between a request for sale, its receipt by the administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the plan. The price risk will be borne solely by you.

        The administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of common shares by Plan participants. The administrator will furnish the name of the registered broker/ dealer, including any affiliated broker/ dealer, utilized in share transactions within a reasonable time upon written request from the participant.

        The administrator is acting solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of the plan, and no implied duties, fiduciary or otherwise, shall be read into the plan.

        The administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the plan against the administrator or us.

        In the absence of negligence or willful misconduct on its part, the administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

        The administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

INDEMNIFICATION UNDER THE SECURITIES ACT OF 1933

        Except in limited circumstances, we are required by provisions in our declaration of trust, as amended, to indemnify our trustees and officers against liability incurred by them as a result of service in their capacities as trustees and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to these provisions, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION AND UNDERWRITERS

        Pursuant to the plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. In deciding whether to approve such a request, we will consider relevant factors including, but not limited to, whether the plan is then acquiring newly issued common shares or acquiring common shares through open market purchases or privately negotiated transactions, our need for additional funds, the attractiveness of obtaining such funds by the sale of common shares under the plan in comparison to other sources of funds, the purchase price likely to apply to any sale of common shares, the participant submitting the request, including the extent and nature of such participant's prior participation in the plan and the number of common shares held of record by such participant, and the aggregate number of requests for waiver that have been submitted by all participants.

        Any financial intermediary or other person may purchase shares through the plan at a discount by reinvesting their dividends and may capture the discount by reselling the shares shortly thereafter. We have not entered into any arrangements with any financial intermediary or other person to engage in such arrangements. We anticipate that the availability of a discount may encourage some participants in the plan to purchase more shares than they would purchase without the discount, but we have no basis to quantify the extent to which additional shares will be purchased because of the discount. We may offer discounts on cash investments.

        If you acquire shares through the plan and resell them shortly before or after acquiring them (including covering short positions), under certain circumstances, you may be participating in a distribution of securities that would require your compliance with SEC Regulation M and you may be considered to be an underwriter within the meaning of the Securities Act. We will not extend to you any rights or privileges other than those to which you would be entitled as a participant in the plan, nor will we enter into any agreement with you regarding your purchase of those shares or any resale or distribution of those shares. We may, however, approve requests for optional cash investments by such persons in excess of allowable maximum limitations. If such requests are submitted for any investment date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

LEGAL OPINIONS

        Saul Ewing LLP, Baltimore, Maryland, has rendered an opinion with respect to the legality of the common shares offered hereby. Cozen O'Connor, Philadelphia, Pennsylvania, has rendered an opinion with respect to certain tax matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedules of Liberty Property Trust and Liberty Property Limited Partnership included in our Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of our internal control over financial reporting, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        No persons have been authorized to give any information or to make any representations other than those contained or incorporated in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

LIBERTY PROPERTY TRUST

DIVIDEND REINVESTMENT
AND SHARE PURCHASE PLAN

May 5, 2011

Part II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses of the sale and distribution of the Securities being registered, all of which are being borne by the Company. Such costs and expenses do not include amounts that may be incurred upon the issuance of certain types of securities represented hereunder.

Securities and Exchange Commission registration fee	$12,271
Legal and accounting fees and expenses	$20,000
Printing and Engraving	$5,000
Miscellaneous	$1,000

Total	$38,271

        All expenses except the Securities and Exchange Commission registration fee are estimated.

Item 15.    Indemnification of Directors and Officers.

The Trust

        Under Section 8-301(15) and 2-418 of the Maryland General Corporation Law, as amended, the Trust has the power to indemnify trustees and officers under certain prescribed circumstances (including when authorized by a majority vote of a quorum of disinterested trustees, by a majority vote of a committee of two or more disinterested trustees, by independent legal counsel, or by shareholders) and, subject to certain limitations (including, unless otherwise determined by the proper court, when such trustee or officer is adjudged liable to the Trust), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a trustee or officer of the Trust if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such trustee or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Trust's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Article XII of the Trust's By-laws provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust against expenses (including legal fees) reasonably incurred by any of them in connection with the successful defense of a proceeding to which such person was made a party by reason of such status, whether the success of such defense was on the merits or otherwise, to the maximum extent permitted by law. The trustees, officers and shareholders of the Trust also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings. In addition, Section 9.4 of the Trust's Amended and Restated Declaration of Trust, as amended, provides that the Trust has the power to indemnify trustees, officers and shareholders of the Trust, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding.

The Operating Partnership

        Section 8570 of the Pennsylvania Revised Uniform Limited Partnership Act authorizes the Operating Partnership to indemnify any partner or other person from and against any and all claims and demands whatsoever, unless it is determined by a court that the act or omission giving rise to the claim of indemnification constituted willful misconduct or recklessness.

        Reference is made to Section 7.8 of the Operating Partnership's Second Restated and Amended Limited Partnership Agreement, as amended to the date hereof (the "Partnership Agreement"), a copy of which is filed as Exhibit 3.1.2 to the Registration Statement, which provides for indemnification of the general partners and others. Section 7.8(d) of the Partnership Agreement authorizes the Operating Partnership to purchase and maintain insurance on behalf of the general partner and others against any liability that may be asserted against or expenses that may be incurred by such person regardless of whether the Operating Partnership would have the power to indemnify such person against liability under the Partnership Agreement.

        Reference is made to Section 7.9 of the Partnership Agreement which limits the general partner's liability for monetary or other damages.

Item 16.    Exhibits.

Item	Description
5	Opinion and Consent of Saul Ewing LLP.
8	Opinion of Cozen O'Connor.
23.1	Consent of Ernst & Young LLP relating to the Trust.
23.2	Consent of Ernst & Young LLP relating to the Operating Partnership.
23.3	Consent of Saul Ewing LLP (included as part of Exhibit 5).
23.4	Consent of Cozen O'Connor (included as part of Exhibit 8).
24	Powers of Attorney (included on signature pages included in this Registration Statement).

        Additional exhibits to the Registration Statement will be filed with or incorporated by reference in the Registration Statement in connection with the future amendments or supplements to the prospectus forming a part of the Registration Statement.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that

      (A)
      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

        1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and

      (B)
      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

      (C)
      provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB ((§229.1100(c)).

          (1)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (3)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    If the registrant is relying on Rule 430B:

      (A)
      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii)   If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on the 5th day of May, 2011.

LIBERTY PROPERTY TRUST
By:	/s/ WILLIAM P. HANKOWSKY William P. Hankowsky Chairman of the Board of Trustees, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Hankowsky and George J. Alburger, Jr., his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM P. HANKOWSKY William P. Hankowsky	Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)	May 5, 2011
/s/ GEORGE J. ALBURGER, JR. George J. Alburger, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2011
/s/ FREDERICK F. BUCHHOLZ Frederick F. Buchholz	Trustee	May 5, 2011

Signature	Title	Date

/s/ THOMAS C. DELOACH, JR. Thomas C. DeLoach, Jr.	Trustee	May 5, 2011
/s/ KATHERINE ELIZABETH DIETZE Katherine Elizabeth Dietze	Trustee	May 5, 2011
/s/ DANIEL P. GARTON Daniel P. Garton	Trustee	May 5, 2011
/s/ J. ANTHONY HAYDEN J. Anthony Hayden	Trustee	May 5, 2011
/s/ M. LEANNE LACHMAN M. Leanne Lachman	Trustee	May 5, 2011
/s/ DAVID L. LINGERFELT David L. Lingerfelt	Trustee	May 5, 2011
/s/ STEPHEN B. SIEGEL Stephen B. Siegel	Trustee	May 5, 2011
/s/ STEPHEN D. STEINOUR Stephen D. Steinour	Trustee	May 5, 2011